Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Elys Game Technology, Corp.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 15, 2022, relating to the consolidated financial statements of Elys Game Technology, Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

BDO AG

/s/ Christoph Tschumi Christoph Tschumi	/s/ Wing Chi Waldmeier ppa. Wing Chi Waldmeier

 Zurich, Switzerland, February 15, 2023